UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2010

TRAI THIEN USA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-150613	26-3030202
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Khuong Viet St, Phu Trung Ward, Tan Phu Dist.

Ho Chi Minh City, Vietnam

(Address of principal executive offices) (zip code)

(848) 5406 7624

 (Registrant's telephone number, including area code)

______________________________________

 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .. Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2010, Mr. Haley Manchester, Mr. Tran Viet Thang and Ms. Nguyen Thuy The Ha  resigned as directors of Trai Thien USA Inc. (the “Company”).  Tran Viet Thang also resigned as Chief Financial Officer and Treasurer of the Company. Mr. Manchester continues to serve as the Company’s Chief Executive Officer.

On November 16, 2010, Mr. Nguyen Van Thong and Mr. Nguyen Van Thang were appointed to the Company’s board of directors to fill certain vacancies on the Company’s board of directors. In addition, Mr. Nguyen Van Thong was elected as Chief Financial Officer, Treasurer, and Secretary of the Company.

Mr. Nguyen Van Thong, 59 years old, has been the Chief Financial Officer of the Company’s operating subsidiary in Vietnam, Trai Thien Sea Transport Investment and Development Joint Stock Company, since March 2007 and served as the Company’s Chief Financial Officer from July 2009 to December 2009. From 2003 to January 2007, Mr. Thong was Chief Accountant of Quang Trung, a software company. Mr. Thong received his Bachelor of Finance and Accounting from the Economics University of Ho Chi Minh City in 1986. He graduated from the same university with a Bachelor of Business Management in 1992.

Mr. Nguyen Van Thang, 34 years old, has been Deputy General Director of Trai Thien Sea Transport Investment and Development Joint Stock Company since January 2009. From January 2006 to December 2008, Mr. Thang was General Director of Thang Loi Shipping Limited Company. From December 2000 to November 2005, Mr. Thang was Deputy General Director of Xuan Viet Shipping Limited Company. Mr. Thang graduated from Foreign Trade University of Ho Chi Minh City in 1998. He also received a B.A. from the Vietnam Maritime University in 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAI THIEN USA INC.

Dated: November 21, 2010

By:/s/ Nguyen Quoc Khanh

Name: Nguyen Quoc Khanh

Title: President and Chairman